EXHIBIT 10.1

BASE SALARIES OF, AND OTHER ARRANGEMENTS WITH,
NAMED EXECUTIVE OFFICERS

Effective April 1, 2014, the annual base salaries for the Named Executive Officers set forth in the Company’s proxy statement dated March 14, 2014 are as follows:

Mario Longhi	President & Chief Executive Officer	$1,215,000
David B. Burritt	Executive Vice President & Chief Financial Officer	$721,000
George F. Babcoke	Senior Vice President – European Operations, and President USSK	$562,000
Michael S. Williams	Senior Vice President – Strategic Planning & Business Development	$562,000
Douglas R. Matthews	Senior Vice President – North American Flat-Rolled Operations	$525,000

The following perquisites are also available to the Named Executive Officers listed above: personal use of corporate aircraft and automobiles; club memberships; financial planning and tax preparation services; company-paid physicals; limited personal use of corporate properties; tickets to entertainment and sporting events; matching contributions to charities; relocation expenses and residential and personal security services; and, in the case of executives on foreign assignment, foreign service premiums, the services of a driver, housing and utility benefits, foreign service cost of living adjustment and allowances for communications and home leave. Additionally, there are tax gross ups and reimbursements associated with foreign service.